SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                               -

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): October 31, 2002





                        Boston Communications Group, Inc.

                  (Exact name of registrant as specified in its charter)



            Delaware                                 0-28432 ___
-----------------------------------           ------------------
  (State or other jurisdiction of          (Commission File Number)
           incorporation)


     04-3026859
-------------------
(IRS Employer Identification No.)


     100 Sylvan Road, Suite 100
             Woburn, MA                                       01801
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  (Address of principal executive                              (Zip Code)
              offices)
-------------------------------------

    Registrant's telephone number, including area code: (781) 904-5000
                                         --------------
                                                          N/A
--------------------------------------------              ----
       Former name or former address, if changed since last report)

Item 2.           Acquisition or Disposition of Assets

         On October 31, 2002, BCGI Billing Services, Inc., a Delaware corporation (the "Buyer") and wholly-owned subsidiary of Boston Communications Group, Inc., a Massachusetts corporation (the "Parent," collectively with the Buyer, the "Registrant"), closed the acquisition of certain assets and the assumption of certain liabilities of Infotech Solutions Corporation, a Maine corporation (the "Seller"), for an aggregate purchase price of up to $7 million (the "Acquisition"). The Acquisition was made pursuant to the terms of an Asset Purchase Agreement dated October 10, 2002, by and among the Buyer, the Parent, the Seller and certain stockholders of the Seller (the "Asset Purchase Agreement").

         In accordance with the terms and conditions of the Asset Purchase Agreement and in consideration of the purchased assets, the Registrant paid approximately $3.5 million in cash (consisting of $3.2 million paid to the Seller and $300,000 being held in escrow) and assumed certain liabilities of the Seller. In addition, the Registrant may be obligated to pay an additional $3.5 million in cash to the Seller contingent upon the attainment of certain revenue targets over the next three years. The funds used by the Registrant in connection with the payment of the initial purchase price are from the Registrant's working capital. Future contingent payments to the Seller may be paid out of the Registrant's working capital or may be financed. The purchase price was determined through arms-length negotiations between representatives of the Registrant and the Seller. The Registrant and the Seller are parties to a Strategic Alliance Agreement, dated as of October 10, 2002. Other than this agreement, prior to the Acquisition, there were no relationships between the seller, on the one hand, and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer, on the other hand.

         The assets acquired by the Registrant include certain items of physical property and equipment used in connection with the provision of electronic billing services by the Seller; the Registrant intends to continue to use the acquired assets for the same general purposes for which the Seller used those assets prior to the Acquisition.

         The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K.

Item 7.           Financial Statements, Pro Forma Financial Information and
                       Exhibits.

         (a)      Financial Statement of Businesses Acquired.

         As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). Such financial statements will be filed by amendment to this Form 8-K no later than sixty (60) days from the date of filing of this Current Report on Form 8-K.

         (b)      Pro Forma Financial Information.

         As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). Such pro forma financial information will be filed by amendment to this Form 8-K no later than sixty (60) days from the date of filing of this Current Report on Form 8-K.

         (c)      Exhibits.

         2.1 Asset Purchase Agreement, dated as of October 10, 2002, by and among Boston Communications Group, Inc., BCGI Billing Services, Inc., Infotech Solutions Corporation and certain stockholders of Infotech Solutions Corporation.

                                                         SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 1, 2002                            BOSTON COMMUNICATIONS
                                                     GROUP, INC.

                                                     By:  /s/ Karen Walker
                                                        -----------------
                                                        Karen Walker
                                                        Chief Financial Officer



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                                                    EXHIBIT INDEX



Exhibit No.                         Exhibit

2.1 Asset Purchase Agreement, dated as of October 10, 2002, by and among Boston Communications Group, Inc., BCGI Billing Services, Inc., Infotech Solutions Corporation and certain stockholders of Infotech Solutions Corporation.